Exhibit 3.1

DIAMONDROCK HOSPITALITY COMPANY

ARTICLES OF AMENDMENT

DiamondRock Hospitality Company, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation (the “Department”) of Maryland that:

FIRST:  The charter of the Corporation is hereby amended by deleting therefrom in its entirety Section 8.2 of Article VIII and replacing it with the following:

Section 8.2 Approval of Charter Amendments and Extraordinary Actions.  Upon being declared advisable by the Board of Directors, the affirmative vote of the holders of shares entitled to cast at least a majority of the votes entitled to be cast on the matter shall be necessary to effect any: (i) amendment to the Charter, except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter; (ii) share exchange, merger or consolidation of the Corporation with or into any person, except for those mergers permitted to be effected without stockholder approval under Maryland law; or (iii) sale of all or substantially all of the assets of the Corporation, or liquidation or dissolution of the Corporation.

SECOND:  The foregoing amendment of the charter of the Corporation was declared advisable and approved by the entire Board of Directors of the Corporation as required by law.

THIRD:  The stockholders of the Corporation approved the foregoing amendment at an annual meeting of stockholders duly called by the vote required under Maryland law and the charter and bylaws of the Corporation.

FOURTH:   These Articles of Amendment shall become effective upon filing with the Department.

FIFTH:  The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 8th day of May, 2019.

DIAMONDROCK HOSPITALITY COMPANY

			By:	/s/ Mark W. Brugger
				Name:	Mark W. Brugger
				Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ William J. Tennis
	Name:	William J. Tennis
	Title:	Executive Vice President,
General Counsel and Corporate Secretary